Exhibit 10.52

REVOLVING LINE OF CREDIT NOTE

$12,500,000.00	April 24, 2013

FOR VALUE RECEIVED, the undersigned, GRIFFIN LAND & NURSERIES, INC., a Delaware corporation, having an address and place of business at One Rockefeller Plaza, Suite 2301, New York, New York 10020 (“Borrower” or “Maker”), hereby promises to pay to the order of WEBSTER BANK, N. A., a national banking association with an office at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103 (“Lender” or “Bank”), at such address or at such other place as the holder hereof (including Lender, hereinafter referred to as “Holder”) may designate, the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances which shall have been made by Holder to Maker pursuant to the terms of that certain Revolving Line of Credit Loan Agreement between Borrower and Lender of even date herewith (as amended, amended and restated, supplemented, or otherwise modified and in effect from time to time, the “Loan Agreement”), together with interest on the unpaid principal amount of this Note beginning as of the date hereof, before or after maturity or judgment, payable at the rates, at the times and in the manner as provided in the Loan Agreement, and together with all taxes levied or assessed on this Note or the debt evidenced hereby against Holder (other than taxes on the overall net income or gross receipts of Holder), and together with all costs, expenses and reasonable attorneys’ and other professional fees incurred in any action to collect this Note or to enforce, defend, protect, preserve, foreclose or realize upon any mortgage, lien, security interest or other collateral securing this Note or to enforce, foreclose, defend, preserve, protect or sustain any such mortgage, lien or security interest or guaranty or other agreement or in any litigation or controversy arising from or connected with any of the foregoing.  Capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned in the Loan Agreement.

This Note is intended to be the “Note” referred to in, and evidences the Advances under, and has been issued by Maker in accordance with the terms of the Loan Agreement of even date herewith.  Payments on this Note may be evidenced in accordance with the terms of the Loan Agreement. Holder shall be entitled to the benefits of the Loan Agreement and the other Financing Agreements and may enforce the agreements of Maker contained therein, and Holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. Holder shall have the right (but not the obligation), in its sole discretion following the occurrence of an Event of Default, to charge any amounts due hereunder to any account maintained by Maker with Holder.

All computations of interest with respect to this Note shall be made on the basis of a 360 day year and the actual number of days elapsed.  Unless sooner accelerated as a result of the occurrence of an Event of Default or as otherwise provided in the Loan Agreement, principal, accrued and unpaid interest and any other sums due hereunder shall be due and payable in full, in

Dollars and in immediately available funds on the Maturity Date, or the Extended Maturity Date, if properly exercised.  Whenever any payment of principal of, or interest shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest and fees thereon shall be payable for such extended time.

Maker has the right to request Advances, repay all or a portion of outstanding Advances and to request to re-borrow Revolving Loan Advances, all on the terms and conditions specified in the Loan Agreement.

Maker agrees that: (i) if any installment of interest, principal or any other sum due under this Note shall not be paid within ten (10) days after it is due and payable; or (ii) if any other Event of Default shall occur, then, upon the happening of any such event, the entire indebtedness with accrued interest thereon due under this Note shall, automatically or at the option of Holder, as the case may be as provided in the Loan Agreement, accelerate and become immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of such an Event of Default or after maturity or judgment, at Holder’s option, the interest rate on this Note shall automatically increase without notice or demand to a per annum rate equal to the Default Rate.

In the event Maker fails to pay any installment of interest, principal and/or any other installment sum due hereunder or under the Loan Agreement (but not the principal payment due at maturity) for more than ten (10) days from the date it is due and payable, without in any way affecting Holder’s right to declare an Event of Default to have occurred, a late charge equal to five (5%) percent of such late payment shall be assessed against Maker and shall be immediately due and payable without demand or notice of any kind.

Maker agrees that no delay or failure on the part of Holder in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein and in the Loan Agreement are cumulative, and may be enforced successively, alternatively, or concurrently and are not exclusive of any rights or remedies which Holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between Maker and Holder or between any endorser or guarantor and Holder.

All agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of any of the sums due under the Loan Agreement, shall the amount paid or agreed to be paid to Holder for the use or the forbearance exceed the maximum permissible under applicable law.  As used herein, “applicable law” shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note and the other Financing Agreements shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Holder in the execution, delivery and acceptance of the Financing Agreements to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Financing Agreements at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Advances, in such manner and order of priority as Holder shall determine, in its sole discretion, and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Holder.

Failure by Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and Holder shall retain the right thereafter to insist upon strict performance by Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

Prejudgment Remedy Waiver and Jury Waiver.

(a)                              Prejudgment Remedy. MAKER ACKNOWLEDGES THAT THE LOANS PROVIDED FOR HEREIN ARE COMMERCIAL TRANSACTIONS AND EACH WAIVES ITS RESPECTIVE RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS.

(b)                              Jury Waiver. MAKER HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS  NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(c)                               Voluntary Nature of Waivers. MAKER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN (A) AND (B) ABOVE, KNOWINGLY, WILLINGLY, WITHOUT DURESS AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

(d)                              Consequential Damages. NONE OF THE HOLDER OR MAKER, OR ANY AGENT OR ATTORNEY OF EITHER OF THEM SHALL BE LIABLE TO ANY OF THE OTHERS FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT, OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION, OR COLLECTION OF THE OBLIGATIONS RELATING IN ANY WAY TO THIS  NOTE, OR ANY OTHER FINANCING AGREEMENT, OR THE ACTION OR INACTION OF ANY OF SUCH PERSONS UNDER ANY ONE OR MORE HEREOF OR THEREOF.

This Note shall be governed by the laws of the State of Connecticut (without regard to its conflicts of law provisions).

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its authorized officers as of the day and year first above written.

GRIFFIN LAND & NURSERIES, INC.

By:	/s/Anthony J. Galici
Anthony J. Galici
Its Vice President and Chief Financial Officer